UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2012

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34216	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Toreador Holding SAS 5 rue Scribe Paris, France	75009
(Address of principal executive offices)	(Zip Code)

+33 1 47 03 34 24

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Supplemental Tax Disclosure Regarding the U.S. Federal Income Tax Consequences of the Merger to Holders of Toreador Common Stock.

Background. As discussed in the proxy statement/prospectus, dated January 17, 2012, relating to the proposed merger between Toreador Resources Corporation and ZaZa Energy LLC to create ZaZa Energy Corporation (“New ZaZa”) the obligation of Toreador to complete the merger is conditioned upon either (i) a private letter ruling from the Internal Revenue Service being obtained to the effect that the receipt of New ZaZa common stock in exchange for Toreador common stock pursuant to the merger will qualify as a nonrecognition transaction under Section 351 of the Internal Revenue Code (the “Code”), or (ii) Toreador’s receipt of an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Toreador, dated as of the date of the merger, to the effect that the receipt of New ZaZa common stock in exchange for Toreador common stock pursuant to the merger will qualify as a reorganization under Section 368(a) of the Code and/or as a nonrecognition transaction under Section 351 of the Code.

As discussed in the proxy statement/prospectus, the Internal Revenue Service issued to New ZaZa a private letter ruling, dated November 30, 2011 (the “IRS Ruling”), that provides, among other things, that for U.S. federal income tax purposes, the receipt of New ZaZa common stock in exchange for Toreador common stock pursuant to the merger will qualify as a nonrecognition transaction under Section 351 of the Code. Certain facts have arisen since the issuance of the IRS Ruling which were not addressed by the IRS Ruling and, therefore, for the avoidance of doubt, Toredor has decided to close on the basis of an opinion. To that end, Fried Frank expects to provide an opinion to Toreador, dated as of the date of the merger, to the effect that the receipt of New ZaZa common stock in exchange for Toreador common stock pursuant to the merger will qualify as a reorganization under Section 368(a) of the Code and/or as a nonrecognition transaction under Section 351 of the Code. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position.

U.S. Federal Income Tax Consequences of the Merger to Holders of Toreador Common Stock

Based on representations made by Toreador and ZaZa and customary factual assumptions, including that the merger will be completed in accordance with the terms of the merger agreement, all of which must continue to be true, correct and complete in all respects and at all times through the effective time of the merger, it is the opinion of Fried Frank, counsel to Toreador, that for U.S. federal income tax purposes the merger will qualify as a reorganization under Section 368(a) of the Code and/or as a nonrecognition transaction under Section 351 of the Code.

U.S. Holders. As a result of the merger qualifying as either a reorganization under Section 368(a) of the Code and/or as a nonrecognition transaction under Section 351 of the Code, the material U.S. federal income tax consequences of the merger to a U.S. Holder of shares of Toreador common stock will be, in general, as follows:

•

no gain or loss will be recognized by a U.S. Holder upon receipt of New ZaZa common stock in the merger, except with respect to any cash received in lieu of a fractional share of New ZaZa common stock;

•	the aggregate basis of New ZaZa common stock received in the merger will equal a U.S. Holder’s aggregate tax basis in the shares of Toreador common stock surrendered in exchange therefor;

•	the holding period of the New ZaZa common stock received by a U.S. Holder will include the holding period of the Toreador common stock surrendered in exchange therefor; and

•

a U.S. Holder that receives cash in lieu of a fractional share of New ZaZa common stock in the merger will be treated as having sold such fractional share for cash, and will generally recognize capital gain or loss measured by the difference between the amount of cash received and such U.S. Holder’s basis in the fractional share.

Non-U.S. Holders. As a result of the merger qualifying as either a reorganization under Section 368(a) of the Code and/or as a nonrecognition transaction under Section 351 of the Code, no gain or loss will be recognized by a Non-U.S. Holder upon receipt of New ZaZa common stock in the merger, except with respect to any cash received in lieu of a fractional share of New ZaZa common stock. Any gain recognized on the deemed sale of a fractional share will not be subject to U.S. federal income unless (1) the gain is effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder, (2) in the case of a gain realized by an individual Non-U.S. Holder, the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (3) Toreador is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during the five-year period preceding the merger (or, if shorter, the period the Non-U.S. Holder has held such shares of Toreador common stock) and, during that period, the Non-U.S. Holder has beneficially owned (actually or constructively) more than 5% of the outstanding shares of Toreador common stock. Toreador does not believe it is, or has ever been, a “United States real property holding corporation;” however, no assurances can be provided.

All Holders. Any holder of Toreador common stock that receives shares of New ZaZa common stock as a result of the merger will be required to retain records pertaining to the merger and its shares of Toreador common stock. Any holder who owns at least 5% (by vote or value) of the total outstanding shares of Toreador common stock before the merger will be required to file a statement with their U.S. federal income tax returns for the year in which the merger takes place, setting forth certain facts relating to the merger, including the fair market value of and the aggregate tax basis in the shares of Toreador common stock surrendered in the merger.

Payments of cash in lieu of a fractional share of New ZaZa common stock made in connection with the merger may be subject to “backup withholding,” unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Certain corporations and Non-U.S. Holders will be exempt from backup withholding, but may be required to provide certification to establish their entitlement to the exemption. Backup withholding does not constitute an additional tax, but is merely an advance payment that may be refunded or credited against a holder’s U.S. federal income tax liability if the required information is supplied to the Internal Revenue Service.

Resolicitation. If Toreador waives the closing condition described above regarding receipt of a tax opinion, and the tax consequences of the merger will be materially different than those described herein, Toreador will inform holders of shares of Toreador common stock of the decision to waive this condition and will ask such Toreador stockholders to vote on the merger taking such waiver into consideration.

ZaZa Condition to Closing. The obligation of ZaZa to complete the proposed transactions is conditioned upon a private letter ruling from the Internal Revenue Service being obtained that is reasonably satisfactory to the ZaZa members to the effect that the receipt of New ZaZa common stock pursuant to the ZaZa contribution will qualify as a nonrecognition transaction under Section 351 of the Code. Certain facts have arisen since the issuance of the IRS Ruling which necessarily could not have been addressed by the IRS Ruling and, therefore, for the avoidance of doubt, ZaZa has decided that it will close the proposed transaction on the receipt of a satisfactory tax opinion from its tax advisor.

Item 9.01. Financial Statements and Exhibits.

Exhibits.	The following exhibits are filed as part of this report:

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 8.1 to this Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012

TOREADOR RESOURCES CORPORATION

	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
President and Chief Executive Officer

EXHIBIT INDEX

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 8.1 to this Form 8-K)